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                                                                    Exhibit 5.01


                                [NSP LETTERHEAD]


                                November 20, 1998


Securities and Exchange Commission
450 Fifth Street NW
Washington, D.C.  20549


         Re: $400,000,000 principal amount of First Mortgage Bonds, Senior Notes and Debt Securities of Northern States Power Company, a Minnesota Corporation


Gentlemen:

         I am participating in the proceedings incident to the issuance and sale by Northern States Power Company, a Minnesota corporation (the Company) of up to $400,000,000 principal amount of First Mortgage Bonds, the New Bonds, Senior Notes and Debt Securities (collectively, the "Securities"). I have examined all statutes, records, instruments, and documents which I have deemed necessary to examine for the purposes of this opinion.

         Based upon the foregoing and upon my general familiarity with the Company and its affairs, I am of the opinion that:

         1. The Company was incorporated and is now a legal existing corporation under the laws of the state Minnesota; has corporate power, right and authority to do business and to own property in the States of Minnesota, North Dakota and South Dakota in the manner and as set forth in the Registration Statement, Form S-3, to which this opinion is an exhibit; and has corporate power, right, and authority to create, issue, and sell the Securities.

         2. When and if (a) the above mentioned Registration Statement has become effective pursuant to the provisions of the Securities Act of 1933, as amended; (b) the Minnesota Public Utilities Commission has issued its order approving Capital Structure which permits the Company to issue the Securities; (c) the Supplemental Indenture relating to the Securities, has been duly authorized, executed, delivered, filed and recorded as required by law; and (d) the Securities have been duly authorized, executed, authenticated, and delivered and the


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November 20, 1998
Page 2

                  consideration for the Securities has been received by the Company, all in the manner contemplated by the said Registration Statement, the Securities will be legally issued and binding obligations of the Company and, with respect to the New Bonds, will be entitled to the benefits and security of the Company's Trust Indenture, dated February 1, 1937, as supplemented.

         3. The statements made in the above mentioned Registration Statement and related Prospectus, purporting to be made or based upon the opinion of counsel, correctly set forth my opinion upon said matters.


                                            Respectfully submitted,


                                            Gary R. Johnson
                                            Vice President and General Counsel